UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Owens Corning Parkway Toledo, Ohio		43659
(Address of Principal Executive Offices)		(Zip Code)

(419) 248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 27, 2017, Owens Corning Finland Oy (“Acquisition Sub”), a subsidiary of Owens Corning (the “Company”), entered into an agreement (the “Purchase Agreement”) with Parry Investment S.A. and certain individuals, for Acquisition Sub to acquire (the “Acquisition”) all of the capital stock of Parry 1 Holding AB (the “Paroc Target”). The Paroc Target owns Paroc Group Oy (“Paroc”), a leading producer of mineral wool for building and technical insulation products and solutions in Europe.

On February 5, 2018, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Acquisition was completed for an enterprise value of approximately €900 million in cash and Paroc became a wholly owned subsidiary of the Company.

The foregoing descriptions of the Purchase Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Obligation of a Registrant.

As previously disclosed, on October 27, 2017, the Company entered into two loan agreements associated with the Acquisition. These agreements included (1) a $600 million Term Loan Agreement between the Company, as borrower, the lenders signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Term Loan Agreement”), and (2) a $300 million 364-Day Term Loan Agreement between the Company, as borrower, the lenders signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “364-Day Loan Agreement,” and together with the Term Loan Agreement, the “Loan Agreements”). The obligations under the Loan Agreements are guaranteed by certain of the Company’s wholly-owned domestic subsidiaries (other than immaterial subsidiaries). In connection with the consummation of the Acquisition, the Company borrowed the full amount of the $600 million term loan facility under the Term Loan Agreement on February 1, 2018, utilizing the proceeds to finance a portion of the Acquisition.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Purchase Agreement, dated as of October 27, 2017, by and among Owens Corning Finland Oy, Parry Investment S.A. and certain individuals party thereto.*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Owens Corning agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS CORNING

February 5, 2018	By:	/s/ Ava Harter
Ava Harter
Senior Vice President, General Counsel and Secretary